Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Second Quarter 2020 Results

NASHVILLE, Tenn. (August 4, 2020) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights:

•	Second quarter 2020 gross advanced room night bookings of approximately 733,000 room nights for all future years

•	Year to date rebooked room nights through June 30, 2020 of approximately 552,600 room nights or approximately 40% of total room nights canceled related to COVID-19

•	Successfully reopened 4 of 5 Gaylord Hotels in June 2020; Gaylord National remains closed

•	Successfully reopened all 4 Ole Red venues in June including the brand’s newest location in Orlando, Florida

•	Ryman Auditorium and Grand Ole Opry House opened for daytime tours and retail sales. The venues remain closed for concerts and events

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “After temporarily closing all five of our Gaylord Hotels in late March, as well as all live entertainment locations, we successfully reopened most of our hospitality and entertainment operations during June. Across our locations, we have implemented enhanced cleaning standards and social distancing protocols as we move deliberately through each stage of our reopening process. We are encouraged by early business levels and the response we have received from guests across our hospitality and entertainment portfolios.

Our unique hotel assets are serving us well through this unprecedented period, allowing us to take advantage of the large footprint and diverse amenities that each of our locations possess. In the near-term, we are focused on regional transient demand as customers seek “stay-cation” opportunities to balance their desire to venture beyond their homes against the continued short-term need to restrict travel in this environment. Our pool offerings and other amenities, including the open and expansive spaces we provide, offer an important resource to families and others looking to travel safely and comfortably.

Not surprisingly, group cancellations continue as social distancing and travel restrictions weigh on this sector, but re-bookings are gaining momentum. We have also kept expenses to a minimum and in so doing have improved our cash burn rate, benefiting our liquidity. In fact, our actual cash burn rate in the quarter was over 20% lower than our initial estimate in May and 10% lower than the estimate we provided to you in June.

As in previous periods of great uncertainty, including September 11, the Great Financial Crisis, and the Nashville flood of 2010, our Board of Directors and management team will navigate this crisis by focusing on our core differentiators, pursuing opportunities to strengthen our relationship with meeting planners, and ensuring we have the liquidity and credit facility covenant amendments required.”

Second Quarter 2020 Results (As Compared to Second Quarter 2019):

Consolidated Results

($ in thousands, except per share amounts)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% ∆	2020	2019	% ∆
Total Revenue	$14,681	$407,719	-96.4%	$327,711	$778,494	-57.9%

Operating Income/(Loss) (1)	$(140,735)	$85,316	-265.0%	$(135,985)	$139,280	-197.6%

Net Income/(Loss) available to common shareholders (1) (2) (3)	$(173,492)	$49,383	-451.3%	$(220,008)	$78,791	-379.2%
Net Income/(Loss) available to common shareholders per diluted share	$(3.16)	$0.95	-432.6%	$(4.00)	$1.52	-363.2%

Adjusted EBITDAre	$(65,241)	$144,530	-145.1%	$1,634	$259,387	-99.4%
Adjusted EBITDAre, excluding noncontrolling interest	$(63,113)	$135,756	-146.5%	$(3,944)	$245,015	-101.6%

Funds From Operations (FFO) available to common shareholders (1) (2) (3)	$(128,093)	$94,198	-236.0%	$(129,853)	$167,877	-177.4%
FFO available to common shareholders per diluted share	$(2.33)	$1.82	-228.0%	$(2.36)	$3.24	-172.8%

Adjusted FFO available to common shareholders	$(90,702)	$104,300	-187.0%	$(58,272)	$182,057	-132.0%
Adjusted FFO available to common shareholders per diluted share	$(1.65)	$2.01	-182.1%	$(1.06)	$3.51	-130.2%

(1) For the three months ended June 30, 2020, includes $19.1 million for credit losses on held-to-maturity securities. For the six months ended June 30, 2020, includes $25.0 million for credit losses on held-to-maturity securities.

(2) For the six months ended June 30, 2020, inculdes $26.7 million for income tax valuation allowances.

(3) For the three and six months ended June 30, 2020, includes $15.0 million for the termination of the Block 21 acquisition.

Note: For the Company’s definitions of Adjusted EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO available to common shareholders, and Adjusted FFO available to common shareholders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income/(Loss) and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders to Net Income/(Loss), see “Non-GAAP Financial Measures,” “Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition,” “Adjusted FFO available to common shareholders Definition” and “Supplemental Financial Results” below.

Hospitality Segment

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2020	2019	% ∆		2020	2019	% ∆
Hospitality Revenue (1)	$10,305	$357,129	-97.1%		$295,976	$694,639	-57.4%

Hospitality Operating Income/(Loss) (1) (2) (3)	$(119,332)	$79,179	-250.7%		$(100,189)	$138,808	-172.2%
Hospitality Adjusted EBITDAre (1) (3)	$(47,689)	$133,200	-135.8%		$28,475	$247,497	-88.5%

Hospitality Performance Metrics (1) (4)
Occupancy	1.7%	78.0%	-76.3	pt	29.4%	75.2%	-45.8	pt
Average Daily Rate (ADR)	$181.66	$201.58	-9.9%		$201.51	$201.34	0.1%
RevPAR	$3.05	$157.29	-98.1%		$59.20	$151.33	-60.9%
Total RevPAR	$11.20	$388.18	-97.1%		$160.85	$379.60	-57.6%

Gross Definite Rooms Nights Booked	733,209	653,522	12.2%		1,021,980	1,049,489	-2.6%
Net Definite Rooms Nights Booked	(206,518)	487,224	-142.4%		(622,272)	760,677	-181.8%
Group Attrition (as % of contracted block)	93.9%	13.6%	80.3	pt	17.7%	13.5%	4.2	pt
Cancellations ITYFTY (5)	659,117	9,616	6,754.4%		1,218,565	34,555	3,426.5%

(1)  Includes approximately 4,600 room nights out of service during the second quarter 2019 and approximately 20,250 for the six months ended June 30, 2019 related to the Gaylord Opryland rooms renovation.

(2)  For the three months ended June 30, 2020, includes $19.1 million for credit losses on held-to-maturity securities. For the six months ended June 30, 2020, includes $25.0 million for credit losses on held-to-maturity securities.

(3)  Includes approximately $10.2 million and $20.5 million in COVID-19 related costs during the three and six months ended June 30, 2020, respectively.

(4) Calculation of all hospitality performance metrics includes closed hotel room nights available

(5)  "ITYFTY" represents In The Year For The Year.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for second quarter 2020 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income/(Loss), and property-level Adjusted EBITDAre to property-level Operating Income/(Loss) for each of the hotel properties.

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2020	2019	% ∆		2020	2019	% ∆

Revenue	$1,320	$98,987	-98.7%		$77,447	$187,945	-58.8%
Operating Income/(Loss)	$(23,004)	$31,112	-173.9%		$(8,999)	$52,858	-117.0%
Adjusted EBITDAre	$(14,204)	$39,765	-135.7%		$7,316	$70,008	-89.5%

Occupancy (1)	0.9%	81.3%	-80.4	pt	30.6%	77.7%	-47.1	pt
Average daily rate (ADR) (1)	$172.28	$198.41	-13.2%		$194.22	$195.15	-0.5%
RevPAR (1)	$1.55	$161.23	-99.0%		$59.51	$151.72	-60.8%
Total RevPAR (1)	$5.02	$376.65	-98.7%		$147.34	$359.55	-59.0%

(1) Calculation of all hospitality performance metrics includes closed hotel room nights available.

Gaylord Opryland Highlights for Second Quarter 2020 (As Compared to Second Quarter 2019):

•	The hotel reopened on June 25th and during the six-day period the hotel was open, occupancy measured 13.6% with ADR of $179.73 and RevPAR of $24.37.

•	The property sold approximately 5,000 tickets to SoundWaves during the six-day period it was open.

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2020	2019	% ∆		2020	2019	% ∆

Revenue	$814	$47,357	-98.3%		$46,189	$107,273	-56.9%
Operating Income/(Loss)	$(13,801)	$8,380	-264.7%		$(6,729)	$25,980	-125.9%
Adjusted EBITDAre	$(8,480)	$14,440	-158.7%		$4,118	$38,059	-89.2%

Occupancy (1)	0.8%	76.9%	-76.1	pt	31.7%	79.8%	-48.1	pt
Average daily rate (ADR) (1)	$129.79	$197.56	-34.3%		$215.60	$205.72	4.8%
RevPAR (1)	$1.01	$151.91	-99.3%		$68.29	$164.18	-58.4%
Total RevPAR (1)	$6.31	$367.51	-98.3%		$179.23	$418.55	-57.2%

(1) Calculation of all hospitality performance metrics includes closed hotel room nights available.

Gaylord Palms Highlights for Second Quarter 2020 (As Compared to Second Quarter 2019):

•	The hotel reopened on June 25th and during the six-day period the hotel was open, occupancy measured 11.8% with ADR of $169.83 and RevPAR of $20.07.

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Six Months Ended
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$5,472	$69,326	-92.1%		$61,468	$141,365	-56.5%
Operating Income/(Loss)	$(12,097)	$19,287	-162.7%		$1,282	$41,641	-96.9%
Adjusted EBITDAre	$(5,703)	$26,032	-121.9%		$14,139	$55,030	-74.3%

Occupancy (1)	5.0%	77.4%	-72.4	pt	30.6%	77.6%	-47.0	pt
Average daily rate (ADR) (1)	$185.45	$189.46	-2.1%		$203.14	$193.84	4.8%
RevPAR (1)	$9.20	$146.62	-93.7%		$62.23	$150.48	-58.6%
Total RevPAR (1)	$33.15	$419.97	-92.1%		$186.18	$430.55	-56.8%

(1) Calculation of all hospitality performance metrics includes closed hotel room nights available.

Gaylord Texan Highlights for Second Quarter 2020 (As Compared to Second Quarter 2019):

•	The hotel reopened on June 8th and during the twenty-three-day period the hotel was open, occupancy measured 19.6% with ADR of $191.23 and RevPAR of $37.52.

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$529	$78,128	-99.3%		$49,923	$143,758	-65.3%
Operating Income/(Loss)	$(40,063)	$17,044	-335.1%		$(52,984)	$23,278	-327.6%
Adjusted EBITDAre	$(12,260)	$26,510	-146.2%		$(10,947)	$42,303	-125.9%

Occupancy (1)	0.0%	81.4%	-81.4	pt	26.0%	76.7%	-50.7	pt
Average daily rate (ADR) (1)	$0.00	$223.66	-100.0%		$207.14	$221.19	-6.4%
RevPAR (1)	$0.00	$181.95	-100.0%		$53.77	$169.61	-68.3%
Total RevPAR (1)	$2.91	$430.14	-99.3%		$137.42	$397.92	-65.5%

(1) Calculation of all hospitality performance metrics includes closed hotel room nights available.

Gaylord National Highlights for Second Quarter 2020 (As Compared to Second Quarter 2019):

•	The hotel was closed for the entirety of the second quarter of 2020 and remains closed. Costs were driven primarily by maintaining minimum staffing levels and wages for furloughed employees.

Gaylord Rockies

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$1,806	$55,436	-96.7%		$56,404	$100,679	-44.0%
Operating Income/(Loss) (1)	$(28,269)	$1,224	-2409.6%		$(30,008)	$(7,546)	-297.7%
Adjusted EBITDAre (1)	$(5,597)	$23,645	-123.7%		$15,273	$38,072	-59.9%

Occupancy (2)	0.8%	68.4%	-67.6	pt	29.1%	62.0%	-32.9	pt
Average daily rate (ADR) (2)	$394.44	$203.83	93.5%		$206.04	$200.71	2.7%
RevPAR (2)	$3.29	$139.49	-97.6%		$59.96	$124.39	-51.8%
Total RevPAR (2)	$13.22	$405.86	-96.7%		$206.47	$370.58	-44.3%

(1) Operating loss and Adjusted EBITDAre for Gaylord Rockies exclude asset management fees paid to the Company of $0.5 million during the three months ended June 30, 2019 and $0.6 million and $1.0 million during the six months ended June 30, 2020 and June 30, 2019, respectively.
(2) Calculation of all hospitality performance metrics includes closed hotel room nights available.

Gaylord Rockies Highlights for Second Quarter 2020 (As Compared to Second Quarter 2019):

•	The hotel reopened on June 25th and during the six-day period the hotel was open, occupancy measured 12.5% with ADR of $162.97 and RevPAR of $20.43.

Entertainment Segment

For the three and six months ended June 30, 2020, and 2019, the Company reported the following:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
($ in thousands)	2020	2019	% ∆	2020	2019	% ∆
Revenue	$4,376	$50,590	-91.4%	$31,735	$83,855	-62.2%
Operating Income/(Loss)(1)	$(13,124)	$14,639	-189.7%	$(18,910)	$18,375	-202.9%
Adjusted EBITDAre(1)	$(10,342)	$17,882	-157.8%	$(13,622)	$25,765	-152.9%

(1) Total COVID-19 related costs were approximately $0.4 million and $4.1 million during the three and six months ended June 30, 2020, respectively, and consisted primarily of wages and benefits costs for furloughed employees.

Reed continued, “We opened our new Orlando Ole Red location on June 19th and are pleased with the early performance in light of the current environment. Our Ole Red locations in Tishomingo, Gatlinburg, and Nashville reopened in May and June at reduced capacities following applicable local and state guidelines. We recently reopened the Grand Ole Opry and Ryman Auditorium for tours, also per local health guidelines, and we will continue to monitor developments with these guidelines, taking the next steps to bring back concerts and other public events as local public health guidelines and demand permit. During the quarter we also made the difficult but necessary decision to terminate the planned acquisition of the Block 21 complex in Austin, Texas.”

Corporate and Other Segment

For the three and six months ended June 30, 2020, and 2019, the Company reported the following:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
($ in thousands)	2020	2019	% ∆	2020	2019	% ∆
Operating Loss(1)	$(8,279)	$(8,502)	2.6%	$(16,886)	$(17,903)	5.7%
Adjusted EBITDAre(1)	$(7,210)	$(6,552)	-10.0%	$(13,219)	$(13,875)	4.7%

(1) Total COVID-19 related costs were approximately $0.3 million and $0.5 million during the three and six months ended June 30, 2020, respectively, and consisted primarily of wages and benefits costs for furloughed employees.

Reed concluded, “As we continue to manage our way through this difficult period, I want to recognize and celebrate the tremendous efforts our employees across our operated businesses are making every day. Our Company, through their continued effort and dedication, is aggressively responding and quickly adapting to the unprecedented challenges this pandemic has presented to all of us. The feedback from our customers, as well as local and state officials, has positioned our Company as a leader during this time.

While we all understand that COVID-19 has had a significant impact on our ability to fully return to business as usual, we remain confident that we have ample liquidity to weather an extended period of disruption, and we remain committed to continuing to control our expenses and adapting to the current business environment.”

Dividend Update

The Company suspended its regular quarterly dividend payments for the remainder of 2020. The Board of Directors will consider a future dividend as permitted by our credit agreement. Any future dividend is subject to the Board of Director’s determinations as to the amount and number of distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of June 30, 2020, the Company had total debt outstanding of $2,576.3 million, net of unamortized deferred financing costs, and unrestricted cash of $82.4 million. As of June 30, 2020, $25.0 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $0.9 million in letters of credit, which left $674.1 million of availability for borrowing under the credit facility.

As previously disclosed, the Company has taken steps to both preserve and maximize liquidity in this environment while also investing for the future. These steps included the suspension or elimination of $82 million of hotel capital projects for 2020, in addition to delaying the start of the previously announced Gaylord Rockies expansion. The expansion at Gaylord Palms continues as scheduled to service the anticipated future group customer demand. We expect this expansion to be complete in summer 2021.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings, and Webcasts) at least 15 minutes before the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings* include a network of five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,110 rooms and more than 2.7 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium, WSM 650 AM; Ole Red and Circle, a country lifestyle media network the Company owns in a joint-venture with Gray Television. The Company operates its Entertainment segment as part of a taxable REIT subsidiary. Visit RymanHP.com for more information.

* The Company is the sole owner of Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; and Gaylord National Resort & Convention Center. It is the majority owner and managing member of the joint venture that owns the Gaylord Rockies Resort & Convention Center.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, our liquidity, estimated capital expenditures, new projects or investments, out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the COVID-19 pandemic, including the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally, the effects of the COVID-19 pandemic on the demand for travel, transient and group business (including government-imposed restrictions), levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19, the duration and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic, the duration and severity of the COVID-19 pandemic in the markets where our assets are located, governmental restrictions on our businesses, economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO available to common shareholders and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K and subsequent filings. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. Room nights available to guests include nights the hotels are closed. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage, and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. For the three and six months ended June 30, 2020, the calculation of RevPAR and Total RevPAR in our tabular presentations has not been changed as a result of the COVID-19 pandemic and the resulting hotel closures and is consistent with prior periods. For the second quarter 2020, we also disclosed RevPAR only for the period the hotels were open. The closure of our Gaylord Hotel properties has resulted in the significant decrease in performance reflected in these metrics for the three and six months ended June 30, 2020, as compared to the prior-year periods.

Calculation of GAAP Margin Figures

We calculate segment or property-level Operating Income (Loss) Margin by dividing segment or property-level GAAP Operating Income (Loss) by segment or property-level GAAP Revenue, respectively.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (loss) (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and investments in unconsolidated affiliates caused by a decrease in the value of the depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented: preopening costs; non-cash lease expense; equity-based compensation expense; impairment charges that do not meet the NAREIT definition above; credit losses on held-to-maturity securities; any transaction costs of acquisitions; interest income on bonds; pension settlement charges; pro rata Adjusted EBITDAre from unconsolidated joint ventures, and any other adjustments we have identified in this release. We then exclude noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and adjustments for certain additional items provide useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest, when combined with the primary GAAP presentation of net income (loss), is beneficial to an investor’s complete understanding of our operating performance. Beginning in the first quarter 2020 with the Company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted EBITDAre includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition.

Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest by GAAP consolidated Total Revenue. We calculate consolidated, segment, or property-level Adjusted EBITDAre Margin by dividing consolidated-, segment-, or property-level Adjusted EBITDAre by consolidated, segment, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

Adjusted FFO available to common shareholders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. To calculate Adjusted FFO available to common shareholders, we then exclude, to the extent the following adjustments occurred during the periods presented, right-of-use asset amortization, impairment charges that do not meet the NAREIT definition above; write-offs of deferred financing costs, non-cash lease expense, credit loss on held-to-maturity securities, amortization of debt discounts or premiums and amortization of deferred financing costs, pension settlement charges, additional pro rata adjustments from unconsolidated joint ventures, (gains) losses on other assets, transaction costs on acquisitions, deferred income tax expense (benefit), and (gains) losses on extinguishment of debt. To calculate Adjusted FFO available to common shareholders (excluding maintenance capex), we then exclude FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company. Beginning in the first quarter 2020 with the Company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted FFO available to common shareholders includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition.

We believe that the presentation of FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex) provide useful information to investors regarding the performance of our ongoing operations because they are a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex) as measures in determining our results after considering the impact of our capital structure. A reconciliation of Net Income (loss) to FFO available to common shareholders and a reconciliation of Net Income (loss) available to common shareholders to Adjusted FFO available to common shareholders and Adjusted FFO available to common shareholders (excluding maintenance capex) is set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, FFO available to common shareholders, Adjusted FFO available to common shareholders and Adjusted FFO available to common shareholders (excluding maintenance capex) may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex), and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex) may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex) can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (Loss), Net Income (Loss) Margin, Operating Income (Loss), Operating Income (Loss) Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Senior Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jun. 30		Jun. 30
	2020	2019	2020	2019
Revenues :
Rooms	$2,802	$144,704	$108,930	$276,916
Food and beverage	1,510	173,030	147,260	344,173
Other hotel revenue	5,993	39,395	39,786	73,550
Entertainment	4,376	50,590	31,735	83,855
Total revenues	14,681	407,719	327,711	778,494

Operating expenses:
Rooms	4,472	36,099	36,780	71,068
Food and beverage	11,891	90,680	95,702	182,039
Other hotel expenses	45,045	90,527	135,519	181,466
Management fees	(563)	10,399	4,929	20,155
Total hotel operating expenses	60,845	227,705	272,930	454,728
Entertainment	13,457	33,059	42,803	58,700
Corporate	7,258	8,110	15,394	17,114
Preopening costs	700	(24)	1,501	2,110
Gain on sale of assets	-	-	(1,261)	-
Credit loss on held-to-maturity securities	19,145	-	24,973	-
Depreciation and amortization	54,011	53,553	107,356	106,562
Total operating expenses	155,416	322,403	463,696	639,214

Operating income (loss)	(140,735)	85,316	(135,985)	139,280

Interest expense, net of amounts capitalized	(30,042)	(33,492)	(59,400)	(65,579)
Interest income	1,854	2,970	4,225	5,878
Loss from joint ventures	(1,820)	(167)	(3,715)	(167)
Other gains and (losses), net	(16,755)	(111)	(16,560)	(252)
Income (loss) before income taxes	(187,498)	54,516	(211,435)	79,160

Provision for income taxes	(161)	(8,232)	(26,960)	(10,206)
Net income (loss)	(187,659)	46,284	(238,395)	68,954

Net loss attributable to noncontrolling interest in consolidated joint venture	14,167	3,099	18,387	9,837
Net income (loss) available to common shareholders	$(173,492)	$49,383	$(220,008)	$78,791

Basic income (loss) per share available to common shareholders	$(3.16)	$0.96	$(4.00)	$1.53
Diluted income (loss) per share available to common shareholders	$(3.16)	$0.95	$(4.00)	$1.52

Weighted average common shares for the period:
Basic	54,974	51,440	54,943	51,395
Diluted	54,974	51,826	54,943	51,830

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Jun. 30	Dec. 31,
	2020	2019
ASSETS:
Property and equipment, net of accumulated depreciation	$3,121,446	$3,130,252
Cash and cash equivalents - unrestricted	82,376	362,430
Cash and cash equivalents - restricted	54,923	57,966
Notes receivable	82,542	110,135
Trade receivables, net	18,370	70,768
Deferred income tax assets, net	-	25,959
Prepaid expenses and other assets	98,255	123,845
Intangible assets	187,033	207,113
Total assets	$3,644,945	$4,088,468

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$2,576,307	$2,559,968
Accounts payable and accrued liabilities	152,651	264,915
Dividends payable	772	50,711
Deferred management rights proceeds	174,274	175,332
Operating lease liabilities	107,175	106,331
Deferred income tax liabilities, net	683	-
Other liabilities	97,686	64,971
Noncontrolling interest in consolidated joint venture	141,693	221,511
Stockholders' equity	393,704	644,729
Total liabilities and equity	$3,644,945	$4,088,468

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2020		2019		2020		2019
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$14,681		$407,719		$327,711		$778,494
Net income (loss)	$(187,659)	-1,278.2%	$46,284	11.4%	$(238,395)	-72.7%	$68,954	8.9%
Interest expense, net	28,188		30,522		55,175		59,701
Provision for income taxes	161		8,232		26,960		10,206
Depreciation & amortization	54,011		53,553		107,356		106,562
(Gain) loss on disposal of assets	6		5		(1,255)		5
Pro rata EBITDAre from unconsolidated joint ventures	6		(2)		9		(2)
EBITDAre	(105,287)	-717.2%	138,594	34.0%	(50,150)	-15.3%	245,426	31.5%
Preopening costs	700		(24)		1,501		2,110
Non-cash lease expense	1,141		1,249		2,258		2,472
Equity-based compensation expense	2,189		1,935		4,419		3,961
Credit loss on held-to-maturity securities	19,145		-		24,973		-
Interest income on Gaylord National & Gaylord Rockies bonds	1,733		2,607		3,198		5,249
Transaction costs of acquisitions	15,138		-		15,435		-
Pro rata adjusted EBITDAre from unconsolidated joint ventures	-		169		-		169
Adjusted EBITDAre	$(65,241)	-444.4%	$144,530	35.4%	$1,634	0.5%	$259,387	33.3%
Adjusted EBITDAre of noncontrolling interest	2,128		$(8,774)		(5,578)		$(14,372)
Adjusted EBITDAre, excluding noncontrolling interest	$(63,113)	-429.9%	$135,756	33.3%	$(3,944)	-1.2%	$245,015	31.5%

Hospitality segment
Revenue	$10,305		$357,129		$295,976		$694,639
Operating income (loss)	$(119,332)	-1,158.0%	$79,179	22.2%	$(100,189)	-33.9%	$138,808	20.0%
Depreciation & amortization	49,588		50,331		99,357		100,464
Gain on disposal of assets	-		-		(1,261)		-
Preopening costs	59		(86)		166		639
Non-cash lease expense	1,118		1,169		2,231		2,337
Credit loss on held-to-maturity securities	19,145		-		24,973		-
Interest income on Gaylord National & Gaylord Rockies bonds	1,733		2,607		3,198		5,249
Adjusted EBITDAre	$(47,689)	-462.8%	$133,200	37.3%	$28,475	9.6%	$247,497	35.6%

Entertainment segment
Revenue	$4,376		$50,590		$31,735		$83,855
Operating income (loss)	$(13,124)	-299.9%	$14,639	28.9%	$(18,910)	-59.6%	$18,375	21.9%
Depreciation & amortization	3,402		2,830		6,507		5,309
Preopening costs	641		62		1,335		1,471
Non-cash lease expense	23		80		27		135
Equity-based compensation	392		271		690		475
Transaction costs of acquisitions	138		-		435		-
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(1,814)		-		(3,706)		-
Adjusted EBITDAre	$(10,342)	-236.3%	$17,882	35.3%	$(13,622)	-42.9%	$25,765	30.7%

Corporate and Other segment
Operating loss	$(8,279)		$(8,502)		$(16,886)		$(17,903)
Depreciation & amortization	1,021		392		1,492		789
Other gains and (losses), net	(1,749)		(106)		(1,554)		(247)
Equity-based compensation	1,797		1,664		3,729		3,486
Adjusted EBITDAre	$(7,210)		$(6,552)		$(13,219)		$(13,875)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2020	2019	2020	2019
Consolidated
Net income (loss)	$(187,659)	$46,284	$(238,395)	$68,954
Noncontrolling interest	14,167	3,099	18,387	9,837
Net income (loss) available to common shareholders	(173,492)	49,383	(220,008)	78,791
Depreciation & amortization	53,974	53,517	107,282	106,485
Adjustments for noncontrolling interest	(8,581)	(8,702)	(17,138)	(17,399)
Pro rata adjustments from joint ventures	6	-	11	-
FFO available to common shareholders	(128,093)	94,198	(129,853)	167,877

Right-of-use asset amortization	37	36	74	77
Non-cash lease expense	1,141	1,249	2,258	2,472
Credit loss on held-to-maturity securities	19,145	-	24,973	-
Gain on other assets	-	-	(1,261)	-
Write-off of deferred financing costs	235	-	235	-
Amortization of deferred financing costs	1,957	1,939	3,851	3,866
Amortization of debt premiums	(67)	-	(134)	-
Adjustments for noncontrolling interest	(277)	(209)	(491)	(422)
Transaction costs of acquisitions	15,138	-	15,435	-
Deferred tax expense	82	7,087	26,641	8,187
Adjusted FFO available to common shareholders	$(90,702)	$104,300	$(58,272)	$182,057
Capital expenditures (1)	(1,778)	(18,670)	(15,497)	(33,999)
Adjusted FFO available to common shareholders (ex. maintenance capex)	$(92,480)	$85,630	$(73,769)	$148,058

Basic net income (loss) per share	$(3.16)	$0.96	$(4.00)	$1.53
Diluted net income (loss) per share	$(3.16)	$0.95	$(4.00)	$1.52

FFO available to common shareholders per basic share	$(2.33)	$1.83	$(2.36)	$3.27
Adjusted FFO available to common shareholders per basic share	$(1.65)	$2.03	$(1.06)	$3.54

FFO available to common shareholders per diluted share	$(2.33)	$1.82	$(2.36)	$3.24
Adjusted FFO available to common shareholders per diluted share	$(1.65)	$2.01	$(1.06)	$3.51

(1) Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. Note that beginning in March 2020, as a result of the COVID-19 pandemic, contributions to the FF&E reserve for managed properties have been temporarily suspended.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2020		2019		2020		2019
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$10,305		$357,129		$295,976		$694,639
Operating income (loss)	$(119,332)	-1,158.0%	$79,179	22.2%	$(100,189)	-33.9%	$138,808	20.0%
Depreciation & amortization	49,588		50,331		99,357		100,464
Gain on disposal of assets	-		-		(1,261)		-
Preopening costs	59		(86)		166		639
Non-cash lease expense	1,118		1,169		2,231		2,337
Credit loss on held-to-maturity securities	19,145		-		24,973		-
Interest income on Gaylord National and Gaylord Rockies bonds	1,733		2,607		3,198		5,249
Adjusted EBITDAre	$(47,689)	-462.8%	$133,200	37.3%	$28,475	9.6%	$247,497	35.6%

Occupancy	1.7%		78.0%		29.4%		75.2%
Average daily rate (ADR)	$181.66		$201.58		$201.51		$201.34
RevPAR	$3.05		$157.29		$59.20		$151.33
OtherPAR	$8.15		$230.89		$101.65		$228.27
Total RevPAR	$11.20		$388.18		$160.85		$379.60

Gaylord Opryland
Revenue	$1,320		$98,987		$77,447		$187,945
Operating income (loss)	$(23,004)	-1,742.7%	$31,112	31.4%	$(8,999)	-11.6%	$52,858	28.1%
Depreciation & amortization	8,818		8,653		17,616		17,095
Gain on disposal of assets	-		-		(1,261)		-
Preopening costs	-		-		-		55
Non-cash lease revenue	(18)		-		(40)		-
Adjusted EBITDAre	$(14,204)	-1,076.1%	$39,765	40.2%	$7,316	9.4%	$70,008	37.2%

Occupancy	0.9%		81.3%		30.6%		77.7%
Average daily rate (ADR)	$172.28		$198.41		$194.22		$195.15
RevPAR	$1.55		$161.23		$59.51		$151.72
OtherPAR	$3.47		$215.42		$87.83		$207.83
Total RevPAR	$5.02		$376.65		$147.34		$359.55

Gaylord Palms
Revenue	$814		$47,357		$46,189		$107,273
Operating income (loss)	$(13,801)	-1,695.5%	$8,380	17.7%	$(6,729)	-14.6%	$25,980	24.2%
Depreciation & amortization	4,126		4,891		8,410		9,742
Preopening costs	59		-		166		-
Non-cash lease expense	1,136		1,169		2,271		2,337
Adjusted EBITDAre	$(8,480)	-1,041.8%	$14,440	30.5%	$4,118	8.9%	$38,059	35.5%

Occupancy	0.8%		76.9%		31.7%		79.8%
Average daily rate (ADR)	$129.79		$197.56		$215.60		$205.72
RevPAR	$1.01		$151.91		$68.29		$164.18
OtherPAR	$5.30		$215.60		$110.94		$254.37
Total RevPAR	$6.31		$367.51		$179.23		$418.55

Gaylord Texan
Revenue	$5,472		$69,326		$61,468		$141,365
Operating income (loss)	$(12,097)	-221.1%	$19,287	27.8%	$1,282	2.1%	$41,641	29.5%
Depreciation & amortization	6,394		6,745		12,857		13,389
Adjusted EBITDAre	$(5,703)	-104.2%	$26,032	37.6%	$14,139	23.0%	$55,030	38.9%

Occupancy	5.0%		77.4%		30.6%		77.6%
Average daily rate (ADR)	$185.45		$189.46		$203.14		$193.84
RevPAR	$9.20		$146.62		$62.23		$150.48
OtherPAR	$23.95		$273.35		$123.95		$280.07
Total RevPAR	$33.15		$419.97		$186.18		$430.55

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2020		2019		2020		2019
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord National
Revenue	$529		$78,128		$49,923		$143,758
Operating income (loss)	$(40,063)	-7,573.3%	$17,044	21.8%	$(52,984)	-106.1%	$23,278	16.2%
Depreciation & amortization	6,925		6,901		13,866		13,884
Credit loss on held-to-maturity securities	19,145		-		24,973		-
Interest income on Gaylord National bonds	1,733		2,565		3,198		5,141
Adjusted EBITDAre	$(12,260)	-2,317.6%	$26,510	33.9%	$(10,947)	-21.9%	$42,303	29.4%

Occupancy	0.0%		81.4%		26.0%		76.7%
Average daily rate (ADR)	$-		$223.66		$207.14		$221.19
RevPAR	$-		$181.95		$53.77		$169.61
OtherPAR	$2.91		$248.19		$83.65		$228.31
Total RevPAR	$2.91		$430.14		$137.42		$397.92

Gaylord Rockies
Revenue	$1,806		$55,436		$56,404		$100,679
Operating income (loss) (1)	$(28,269)	-1,565.3%	$1,224	2.2%	$(30,008)	-53.2%	$(7,546)	-7.5%
Depreciation & amortization	22,672		22,465		45,281		44,926
Preopening costs	-		(86)		-		584
Interest income on Gaylord Rockies bonds	-		42		-		108
Adjusted EBITDAre (1)	$(5,597)	-309.9%	$23,645	42.7%	$15,273	27.1%	$38,072	37.8%

Occupancy	0.8%		68.4%		29.1%		62.0%
Average daily rate (ADR)	$394.44		$203.83		$206.04		$200.71
RevPAR	$3.29		$139.49		$59.96		$124.39
OtherPAR	$9.93		$266.37		$146.51		$246.19
Total RevPAR	$13.22		$405.86		$206.47		$370.58

The AC Hotel at National Harbor
Revenue	$146		$3,314		$1,995		$5,749
Operating income (loss)	$(978)	-669.9%	$846	25.5%	$(1,295)	-64.9%	$1,067	18.6%
Depreciation & amortization	329		334		665		669
Adjusted EBITDAre	$(649)	-444.5%	$1,180	35.6%	$(630)	-31.6%	$1,736	30.2%

Occupancy	7.8%		78.9%		25.7%		69.0%
Average daily rate (ADR)	$116.11		$215.83		$192.63		$211.92
RevPAR	$9.04		$170.23		$49.52		$146.23
OtherPAR	$(0.71)		$19.44		$7.56		$19.20
Total RevPAR	$8.33		$189.67		$57.08		$165.43

The Inn at Opryland (2)
Revenue	$218		$4,581		$2,550		$7,870
Operating income (loss)	$(1,120)	-513.8%	$1,286	28.1%	$(1,456)	-57.1%	$1,530	19.4%
Depreciation & amortization	324		342		662		759
Adjusted EBITDAre	$(796)	-365.1%	$1,628	35.5%	$(794)	-31.1%	$2,289	29.1%

Occupancy	5.0%		81.4%		25.4%		73.3%
Average daily rate (ADR)	$97.04		$154.95		$133.43		$148.65
RevPAR	$4.81		$126.17		$33.85		$108.90
OtherPAR	$3.12		$39.98		$12.41		$34.58
Total RevPAR	$7.93		$166.15		$46.26		$143.48

(1) Operating loss and Adjusted EBITDAre for Gaylord Rockies exclude asset management fees paid to RHP of $0.5 million during the three months ended June 30, 2019 and $0.6 million and $1.0 million during the six months ended June 30, 2020 and 2019, respectively.

(2) Includes other hospitality revenue and expense